UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 23, 2017)

AMERICAN BRIVISION (HOLDING) CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Sawyers Peak Drive, Goshen, NY, 10924

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 291-1291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 23, 2017, the board of directors (the “Board”) of American BriVision (Holding) Corporation (the “Company”) appointed four additional members (the “New Members”) to the Board to fill in the vacancies thereof. The additional board members are Tsang Ming Jiang, Ming-Fong Wu, Norimi Sakamoto and Yen-Hsin Chou.

Tsang Ming Jiang, 57 years old, serves as a technical director at the Industrial Technology Research Institute in Taiwan since January 2017. Prior to joining the Industrial Technology Research Institute as a technical director, Dr. Jiang worked at the Company as chief information officer from November 2016 to January 2017, Ericsson as engineering manager from 2013 to 2016 and the Industrial Technology Research Institute as deputy director from October 2011 to February 2013. In addition, Dr. Jiang worked at several other research institutes, including University of Alaska Fairbanks, National Taiwan University and Chung Cheng University, with his research interest in cloud computing and Internet security, especially in the areas of virtualization, software-defined data centers, SDN enabled networks and big data analytics. Dr. Jiang received his Bachelor of Science in electrical engineering in 1982 and Master of Science in electrical engineering in 1984, both from National Taiwan University, and his Ph.D. in electrical engineering and computer science from University of Illinois at Chicago in 1988. Dr. Tsang Ming Jiang is a brother of Dr. Tsung-Shann Jiang, who together with his wife collectively owns 80% of Lion Arts Promotion, Inc. which has approximately 69.3% of ownership interest in the Company through YuanGene Corporation, a wholly-owned subsidiary of Lion Arts Promotion, Inc.

Ming-Fong Wu, 42 years old, is a senior physician at Taoyuan Hanqun Orthopedic Clinic from 2012. Prior to Taoyuan Hanqun Orthopedic Clinic, Dr. Wu worked as a physician at various private and public hospitals and clinics, such as National Taiwan University Hospital. Dr. Wu graduated from National Taiwan University College of Medicine in 2000 and has obtained his license to practice medicine and orthopedist’s license in Republic of China.

Norimi Sakamoto, 47 years old, currently serves at four enterprises, Shogun Maitake Canada Co., Ltd. as an executive officer and business development manager from 2015, Shogun Maitake Odaira Enterprise Ltd as an executive officer from 2017, Odaira Corporation Co., Ltd. as chief executive officer since 2014 and MyLife Corporation as president and chief executive officer since 2012. Ms. Sakamoto started her career in 1997 from Sumitomo Corporation Hokkaido Co., Ltd. in Japan. Ms. Sakamoto received her Bachelor Degree of Arts in travel and tourism from Davis and Elkins College in 1993 and Master of Science in urban studies from the University of New Orleans in 1995.

Yen-Hsin Chou, 29 years old, serves as a clerk at Mega Securities Co., Ltd. since 2011. Ms. Chou’s responsibilities primarily include selling various types of securities, including futures, funds and insurance, managing clients’ accounts and business development. Ms. Chou received a Bachelor Degree from Yuan Chi University School of Economics in 2011.

There are no arrangements or understandings between the Company and each of the New Members and any other person or persons pursuant to which any New Member was appointed as a member of the Board and there is no family relationship between any of the New Members and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, except as disclosed herein.

There are no transactions between the Company and any of the New Members that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any of the New Members in connection with his or her appointment as a member of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BRIVISION (HOLDING) CORPORATION

Date: November 29, 2017	By:	/s/ Howard Doong
	Name:	Howard Doong
	Title:	Chief Executive Officer

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